UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       March 27, 2008
Dana Holding Corporation

(Exact name of registrant as specified in its charter)
Successor registrant to Dana Corporation

Delaware	1-1063	26-1531856

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:       (419) 535-4500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 27, 2008, Dana Holding Corporation (“Dana”) entered into a Separation Agreement (the “Agreement”) with Michael J. Burns, Dana’s former Chairman, President, Chief Operating Officer and Chief Executive Officer, pursuant to which Mr. Burns’ employment with Dana terminated on March 31, 2008 (the “Termination Date”). As previously reported, Mr. Burns resigned as Dana’s Chairman, President, Chief Operating Officer and Chief Executive Officer effective January 31, 2008 (“Resignation Date”), but remained an employee of Dana. The Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K and the terms thereof are incorporated by reference into this Item 5.02.
In accordance with the terms of the Agreement, Mr. Burns continued to receive his base salary through the Termination Date. The Agreement provides that Mr. Burns was entitled to: (i) participate in all medical, dental, prescription drug, hospitalization, life insurance and other welfare coverages and benefits in which he was participating immediately prior to the Resignation Date through the Termination Date; (ii) a previously paid and disclosed incentive award earned in 2007 under Dana’s 2007 Annual Incentive Plan; (iii) a previously disclosed incentive award earned in 2007 under Dana’s 2007 Executive Incentive Compensation Plan; (iv) as provided for in Mr. Burns’ bankruptcy court approved Employment Agreement dated as of February 3, 2004, as amended May 16, 2007 (“Employment Agreement”), an accrued benefit plus interest in full satisfaction of the Supplemental Retirement Benefit, as defined in Mr. Burns’ bankruptcy court approved Employment Agreement, of which he will receive 60% in cash and 40% in the form of an allowed general unsecured claim, as previously disclosed; (v) as provided for in Mr. Burns’ bankruptcy court approved Employment Agreement, a payment in the amount of $3,000,000 in consideration for executing a Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement with Dana Corporation, dated as of May 16, 2007 (the “Non-Compete Agreement”); (vi) a payment in the amount of $150,000 as additional consideration for his obligations and commitments under the Agreement, the Non-Compete Agreement and a release of claims against Dana (the “Release”); (vii) COBRA benefits commencing as of the Termination Date; (viii) payment of attorneys’ fees reasonably incurred since November 1, 2007 in connection with his employment arrangements or the termination thereof, such fees not to exceed $125,000 and (ix) any and all other or additional benefits to which Mr. Burns is entitled in accordance with the applicable terms of any applicable plan, program, agreement, or arrangement of Dana or any of its affiliates.
Under the Non-Compete Agreement, Mr. Burns has certain confidentiality obligations and will be bound by certain restrictive covenants, including one year non-competition and non-solicitation restrictions that will prohibit him from engaging in any business in competition with the businesses conducted by Dana and from soliciting the customers and employees of Dana. In addition, under the Release, Mr. Burns will release any claims he might have against Dana. This summary of the Agreement, including all exhibits, is qualified in its entirety by the terms of the Agreement.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed with this report.

Exhibit No.	Description

10.1	Separation Agreement dated March 27, 2008 by and between Michael J. Burns and Dana Holding Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: April 2, 2008	By:	/s/ Marc S. Levin
Marc S. Levin
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement dated March 27, 2008 by and between Michael J. Burns and Dana Holding Corporation

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